Exhibit 99.1

Q2 Holdings, Inc. Announces Fourth Quarter and Full-Year 2018 Financial Results

Total fourth quarter revenue of $67.2 million, up 30 percent year-over-year, and full-year revenue of $241.1 million, up 24 percent year-over-year

AUSTIN, Texas (Feb. 13, 2019)-Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital banking and lending solutions, today announced results for its fourth quarter and full year ending Dec. 31, 2018.

Fourth Quarter and Full-Year 2018 Results

•	Revenue for the fourth quarter of $67.2 million, up 30 percent year-over-year and full-year revenue of $241.1 million, up 24 percent year-over-year.

•
GAAP gross margin for the fourth quarter of 47.3 percent, down from 48.6 percent one year ago. Non-GAAP gross margin for the fourth quarter of 52.0 percent, down from 52.7 percent one year ago. GAAP gross margin for the full year of 49.5 percent, up from 48.7 percent in 2017. Full-year non-GAAP gross margin of 53.3 percent, up from 52.5 percent in 2017.

•
GAAP net loss for the fourth quarter of $11.9 million, which compares to $5.5 million for the fourth quarter of 2017, and $8.9 million for the third quarter of 2018. GAAP net loss for the full year 2018 of $35.4 million, which compares to $26.2 million for the full year 2017. Adjusted EBITDA for the fourth quarter of $3.1 million, down from $4.1 million one year ago and down from $5.7 million for the third quarter of 2018. Full-year adjusted EBITDA of $19.0 million compared to $10.2 million in 2017.

“The fourth quarter was a strong finish to a great year for Q2,” said Matt Flake, CEO of Q2. “A favorable economic environment supported record bookings for the platform business. We also meaningfully expanded our total addressable market through the acquisitions of Cloud Lending, a comprehensive lending and leasing platform, and Gro, a digital sales and onboarding solution. The strength of our platform business combined with an expanded product offering gives me confidence we are poised to deliver accelerated revenue growth in 2019.”

Fourth Quarter Highlights

•	Signed a $30 billion bank in the Midwest to our retail and small business solution and a $9 billion bank in the Northeast for our retail, small business and corporate solutions.

•	Cloud Lending signed a $25 billion bank in the Northeast and a leading independent leasing company in the United States.

•	Q2 Open signed six deals including a Top 5 credit union for Q2’s CardSwap product.

•	Exited the fourth quarter with approximately 12.8 million registered users on the Q2 platform, representing 4 percent sequential and 23 percent year-over-year growth.

Financial Outlook

Q2 Holdings is providing guidance for its first quarter 2019 as follows:

•	Total revenue of $70 million to $71 million, which would represent year-over-year growth of 28 percent to 30 percent.

•
Adjusted EBITDA of positive $1.2 million to positive $1.8 million. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Q2 Holdings is providing guidance for the full-year 2019 as follows:

•	Total revenue of $305 million to $309 million, which would represent year-over-year growth of 27 percent to 28 percent.

•
Adjusted EBITDA of positive $20 million to positive $22 million. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Conference Call Details

Date:	Feb. 14, 2019
Time:	8:30 a.m. EST
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Dial in:	US toll free: 1-833-241-4254
International: 1-647-689-4205
Conference ID:	8697209

Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.q2ebanking.com/.

An archived replay of the webcast will be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2, a financial experience company headquartered in Austin, Texas, builds stronger communities by strengthening the financial institutions that serve them. We empower banks, credit unions and other financial services providers to be the ever-present companion on an account holder’s financial journey-helping our customers unlock new opportunities, grow their businesses and improve efficiencies. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating loss; and, non-GAAP net loss. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation and amortization of acquired technology. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. In the case of non-GAAP operating loss and non-GAAP net loss, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, and unoccupied lease charges.

These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.
Forward-looking Statements
This press release contains forward-looking statements, including statements about Q2’s expanded addressable market as a result of acquisitions, the strength of Q2’s platform business, Q2’s expanded product offerings, positive sales and bookings momentum, optimism about Q2’s performance in 2019, Q2’s ability to accelerate revenue growth in 2019, and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and FinTechs and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and FinTech customers; (c) the risk that Q2’s increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2’s business and sales results; (d) the risk that changes in Q2’s market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes; (f) the risk that errors, interruptions or delays in Q2’s products or services or Web hosting negatively impacts Q2’s business and sales; (g) risks associated with data breaches and breaches of security measures within Q2’s products, systems and infrastructure and the resultant harm to Q2’s business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2’s customers and Q2’s business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2’s business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2’s implementations of its solutions or the general risks associated with the complexity of Q2’s customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (q) the risks associated with further consolidation in the financial services industry; and (r) risks associated with selling our solutions internationally.
Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2018	December 31, 2017
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$108,341	$57,961
Restricted cash	1,815	2,315
Investments	68,979	41,685
Accounts receivable, net	19,668	13,203
Contract assets, current portion	598	—
Prepaid expenses and other current assets	3,983	3,115
Deferred solution and other costs, current portion	10,501	9,246
Deferred implementation costs, current portion	4,427	3,562
Total current assets	218,312	131,087
Property and equipment, net	34,994	34,544
Deferred solution and other costs, net of current portion	16,761	12,973
Deferred implementation costs, net of current portion	9,948	8,295
Intangible assets, net	63,296	12,034
Goodwill	107,907	12,876
Contract assets, net of current portion	10,272	—
Other long-term assets	2,230	1,006
Total assets	$463,720	$212,815

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	9,169	7,621
Accrued liabilities	9,329	10,562
Accrued compensation	12,652	11,511
Deferred revenues, current portion	42,531	38,379
Total current liabilities	73,681	68,073
Convertible notes, net of current portion	182,723	—
Deferred revenue, net of current portion	23,063	28,289
Deferred rent, net of current portion	8,151	9,393
Other long-term liabilities	17,202	438
Total liabilities	304,820	106,193

Stockholders' equity:
Common stock	4	4
Treasury stock	—	(855)
Additional paid-in capital	331,355	259,726
Accumulated other comprehensive loss	(37)	(139)
Accumulated deficit	(172,422)	(152,114)
Total stockholders' equity	158,900	106,622
Total liabilities and stockholders' equity	$463,720	$212,815

Q2 Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$67,177	$51,703	$241,100	$193,978
Cost of revenues (1) (2)	35,435	26,572	121,855	99,485
Gross profit	31,742	25,131	119,245	94,493

Operating expenses:
Sales and marketing (1)	13,583	10,292	48,124	41,170
Research and development (1)	15,517	10,673	51,334	40,338
General and administrative (1)	12,659	9,863	44,990	37,179
Acquisition related costs	1,820	263	4,145	1,232
Amortization of acquired intangibles	857	368	1,844	1,481
Unoccupied lease charges (3)	—	—	658	—
Total operating expenses	44,436	31,459	151,095	121,400
Loss from operations	(12,694)	(6,328)	(31,850)	(26,907)
Other income (expense), net:	(2,345)	137	(7,350)	429
Loss before income taxes	(15,039)	(6,191)	(39,200)	(26,478)
Benefit from income taxes	3,176	670	3,803	314
Net Loss	$(11,863)	$(5,521)	$(35,397)	$(26,164)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale investments	(32)	(41)	24	(85)
Foreign currency translation adjustment	78	—	78	—
Comprehensive loss	$(11,817)	$(5,562)	$(35,295)	$(26,249)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.27)	$(0.13)	$(0.83)	$(0.63)
Weighted average common shares outstanding, basic and diluted	43,429	41,777	42,797	41,218

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Cost of revenues	$1,453	$1,203	$4,773	$3,729
Sales and marketing	1,709	1,101	5,837	3,243
Research and development	2,172	1,337	6,852	4,464
General and administrative	3,289	2,672	11,758	9,503
Total stock-based compensation expenses	$8,623	$6,313	$29,220	$20,939

(2)
Includes amortization of acquired technology of $1.7 million and $0.9 million for the three months ended December 31, 2018 and 2017, respectively, and $4.5 million and $3.6 million for the twelve months ended December 31, 2018 and 2017, respectively.

(3)	Unoccupied lease charges include costs related to the early exit from a portion of our south Austin facility, partially offset by anticipated sublease income from that facility.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2018	2017
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(35,397)	$(26,164)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Amortization of deferred implementation, solution and other costs	8,448	7,455
Depreciation and amortization	16,802	14,946
Amortization of debt issuance costs	829	28
Amortization of debt discount	7,646	—
Amortization of premiums on investments	(3)	319
Stock-based compensation expenses	29,545	20,939
Deferred income taxes	(2,050)	(350)
Other non-cash charges	553	30
Changes in operating assets and liabilities	(21,778)	(7,731)
Cash provided by operating activities	4,595	9,472
Cash flows from investing activities:
Net redemptions of investments	(27,267)	158
Purchases of property and equipment	(13,285)	(12,315)
Business combinations and asset acquisitions, net of cash acquired	(130,694)	(3,816)
Purchases of intangible assets	(46)	—
Capitalization of software development costs	—	(970)
Cash used in investing activities	(171,292)	(16,943)
Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	223,167	—
Purchase of convertible notes bond hedge	(41,699)	—
Proceeds from issuance of warrants	22,379	—
Proceeds from exercise of stock options to purchase common stock	12,730	11,559
Net cash provided by financing activities	216,577	11,559
Net increase in cash, cash equivalents, and restricted cash	49,880	4,088
Cash, cash equivalents, and restricted cash, beginning of period	60,276	56,188
Cash, cash equivalents, and restricted cash, end of period	$110,156	$60,276

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP gross profit	$31,742	$25,131	$119,245	$94,493
Stock-based compensation	1,453	1,203	4,773	3,729
Amortization of acquired technology	1,729	914	4,465	3,624
Non-GAAP gross profit	$34,924	$27,248	$128,483	$101,846

Non-GAAP gross margin:
Non-GAAP gross profit	$34,924	$27,248	$128,483	$101,846
GAAP revenue	67,177	51,703	241,100	193,978
Non-GAAP gross margin	52.0%	52.7%	53.3%	52.5%

GAAP sales and marketing expense	$13,583	$10,292	$48,124	$41,170
Stock-based compensation	(1,709)	(1,101)	(5,837)	(3,243)
Non-GAAP sales and marketing expense	$11,874	$9,191	$42,287	$37,927

GAAP research and development expense	$15,517	$10,673	$51,334	$40,338
Stock-based compensation	(2,172)	(1,337)	(6,852)	(4,464)
Non-GAAP research and development expense	$13,345	$9,336	$44,482	$35,874

GAAP general and administrative expense	$12,659	$9,863	$44,990	$37,179
Stock-based compensation	(3,289)	(2,672)	(11,758)	(9,503)
Non-GAAP general and administrative expense	$9,370	$7,191	$33,232	$27,676

GAAP operating loss	$(12,694)	$(6,328)	$(31,850)	$(26,907)
Stock-based compensation	8,623	6,313	29,220	20,939
Acquisition related costs	1,820	263	4,145	1,232
Amortization of acquired technology	1,729	914	4,465	3,624
Amortization of acquired intangibles	857	368	1,844	1,481
Unoccupied lease charges	—	—	658	—
Non-GAAP operating income	$335	$1,530	$8,482	$369

GAAP net loss	$(11,863)	$(5,521)	$(35,397)	$(26,164)
Stock-based compensation	8,623	6,313	29,220	20,939
Acquisition related costs	1,820	263	4,145	1,232
Amortization of acquired technology	1,729	914	4,465	3,624
Amortization of acquired intangibles	857	368	1,844	1,481
Unoccupied lease charges	—	—	658	—
Amortization of debt discount and issuance costs	2,518	—	8,475	—
Non-GAAP net income	$3,684	$2,337	$13,410	$1,112

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	43,429	41,777	42,797	41,218
Weighted-average effect of potentially dilutive shares	1,901	1,976	2,145	2,064
Pro forma diluted weighted-average number of common shares	45,330	43,753	44,942	43,282

Calculation of non-GAAP income per share:
Non-GAAP net income	$3,684	$2,337	$13,410	$1,112
Diluted weighted-average number of common shares	45,330	43,753	44,942	43,282
Non-GAAP net income per share	$0.08	$0.05	$0.30	$0.03

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(11,863)	$(5,521)	$(35,397)	$(26,164)
Depreciation and amortization	5,361	3,897	16,802	14,946
Stock-based compensation	8,623	6,313	29,220	20,939
(Benefit from) provision for income taxes	(3,176)	(670)	(3,803)	(314)
Interest (income) expense, net	2,345	(137)	7,350	(429)
Acquisition related costs	1,820	263	4,145	1,232
Unoccupied lease charges	—	—	658	—
Adjusted EBITDA	$3,110	$4,145	$18,975	$10,210

Contacts
Media Contact:
Emma Chase
Red Fan Communications
O: (512) 551-9253 / C: (512) 917-4319
emma@redfancommunications.com

Investor Contact:
Bob Gujavarty
Q2 Holdings, Inc.
O: (512) 439-3447
bobby.gujavarty@q2ebanking.com